                                                                      EXHIBIT 23

                  PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-37666, 33-46113, 33-58145 and 33-60631) of our report dated August 2, 1995, on our audits of the consolidated financial statements and financial statement schedule of Playboy Enterprises, Inc. as of June 30, 1995 and 1994, and for the years ended June 30, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.



Coopers & Lybrand L.L.P.

Chicago, Illinois
September 27, 1995